Exhibit 99.1

ITG Reports Third Quarter 2015 Results

Declares Quarterly Dividend of $0.07 per share

NEW YORK, November 5, 2015 — ITG (NYSE: ITG), an independent execution broker and research provider, today reported results for the quarter ended September 30, 2015.

Third quarter 2015 highlights included:

•                  GAAP net income of $2.7 million, or $0.08 per diluted share compared to GAAP net income of $11.4 million, or $0.32 per diluted share for the third quarter of 2014. GAAP net income for the third quarter of 2015 includes legal and other fees related to the August 2015 final SEC settlement of $2.6 million pre-tax and $1.5 million after taxes, or $0.04 per diluted share.

•                  Adjusted net income of $4.2 million, or $0.12 per diluted share, excluding the fees related to the SEC settlement. Both GAAP net income and adjusted net income in the third quarter of 2015 include a net reduction to compensation expense related to the reversal of stock and cash compensation associated with the management changes announced in August totaling $2.1 million pre-tax and $1.2 million after taxes, or $0.03 per diluted share. There were no non-GAAP adjustments to earnings in the third quarter of 2014, however there was a net tax benefit of $2.4 million, or $0.07 per diluted share, from resolving a multi-year contingency in the U.S.

•                  Revenues of $120.4 million, compared to revenues of $134.8 million in the third quarter of 2014.

•                  Expenses of $117.2 million compared to expenses of $122.7 million in the third quarter of 2014. Adjusted expenses, net of the legal and other fees related to the SEC settlement, were $114.7 million.

•                  Average daily trading volume in the U.S. of 152 million shares versus 147 million shares in the third quarter of 2014. POSIT® average daily U.S. volume was 67 million shares compared to 72 million shares in the third quarter of 2014. Total average daily volume traded through POSIT Alert® was 9 million shares, compared to 14 million shares in the third quarter of 2014.

•                  In Europe, average daily value traded in POSIT was $1.2 billion, compared with $1.0 billion in the third quarter of 2014. Total average daily value traded through POSIT Alert declined 21% in the third quarter of 2015 compared with the prior-year period.

•                  The repurchase of 460,000 shares of common stock under ITG’s authorized share repurchase program for a total of $7.2 million. Repurchases since the first quarter of 2010 have totaled $220.7 million for a total of 14.7 million shares, resulting in a decrease in shares outstanding, net of issuances, by more than 23%.

“Over the course of the quarter, we worked to address the concerns of our clients and to return to normal business conditions. I am proud of what everyone at ITG accomplished,” said ITG interim CEO Jarrett Lilien. “While much work remains to be done, we are pleased with our progress, particularly the renewed momentum in POSIT Alert and the stability of our Platforms and Analytics businesses, and we are looking forward to pursuing a path of growth in 2016.”

Maureen O’Hara, Chair of ITG’s Board of Directors, commented, “We are pleased that Frank Troise, a proven leader in our industry, will join us as our new CEO. ITG’s Board and management team are all looking forward to working with him and welcoming him when he comes on board in January.”

Regional Segment Results

ITG’s North American revenues were $80.9 million in the third quarter of 2015 compared to $90.1 million in the third quarter of 2014. ITG reported net income of $2.4 million in North America in the third quarter of 2015, down from $7.9 million in the third quarter of 2014. U.S. revenues were $66.0 million, down 9% from the third quarter of 2014 while Canada revenues were down 16% to $14.9 million in the third quarter of 2015, including the impact of currency translation. The overall revenue capture rate per share in the U.S. was $0.0040, down from $0.0042 in the second quarter of 2015 and down from $0.0046 in the third quarter of 2014. The decline in the overall average rate was due in large part to the impact of a higher percentage of trading activity from sell-side clients.

ITG’s Europe and Asia Pacific revenues were $39.3 million in the third quarter of 2015 compared to $44.2 million in the third quarter of 2014, including the impact of currency translation. European revenues were $28.9 million, down 9% from the third quarter of

2014 while Asia Pacific revenues were $10.4 million, down 17% from the third quarter of 2014. ITG’s Europe and Asia Pacific operations reported net income of $3.6 million in the third quarter of 2015 compared to $6.8 million in the third quarter of 2014.

Corporate activity reduced GAAP net income by $3.3 million in the third quarter of 2015, including the after-tax impact of legal and other fees of $1.5 million related to the August 2015 final SEC settlement and the after-tax reduction to compensation associated with the management changes announced in August of $1.2 million. Corporate activity reduced GAAP net income by $3.3 million in the third quarter of 2014. Corporate activity includes investment income as well as costs not associated with operating ITG’s regional and product group business lines including, among others, the costs of being a public company, intangible amortization, interest expense, the costs of maintaining a global transfer pricing structure and certain non-operating items. Prior to the first quarter of 2015, the majority of these costs were presented in the U.S. segment.

Year-to-Date Results

For the first nine months of 2015, revenues were $410.6 million, GAAP net income was $9.2 million, or $0.26 per diluted share, and adjusted net income was $32.3 million, or $0.92 per diluted share. For the first nine months of 2014, revenues were $410.8 million and GAAP net income was $37.9 million, or $1.04 per diluted share. There were no adjustments to earnings in the first nine months of 2014.

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Quarterly Dividend

For the fourth quarter of 2015, the Board of Directors declared a quarterly cash dividend of $0.07 per share. The dividend is payable on December 11, 2015, to shareholders of record on November 20, 2015.

Conference Call

A conference call to discuss the firm’s results will be held at 11:00 am ET on November 5, 2015. Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available on ITG’s website at investor.itg.com. For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10073487. The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent execution broker and research provider that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2014 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, customers’ reactions to the settlement in August 2015 with the Securities and Exchange Commission, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Commissions and fees	$89,934	$102,900	$319,720	$317,777
Recurring	26,659	26,452	80,038	77,004
Other	3,816	5,421	10,872	16,067
Total revenues	120,409	134,773	410,630	410,848

Expenses:
Compensation and employee benefits	46,305	52,408	157,612	156,305
Transaction processing	21,621	21,561	71,381	62,166
Occupancy and equipment	14,229	14,937	43,071	45,000
Telecommunications and data processing services	12,779	12,942	38,562	38,294
Other general and administrative	21,856	20,281	82,021	60,101
Interest expense	429	566	1,402	1,796
Total expenses	117,219	122,695	394,049	363,662
Income before income tax expense	3,190	12,078	16,581	47,186
Income tax expense	480	713	7,348	9,275
Net income	$2,710	$11,365	$9,233	$37,911

Income per share:
Basic	$0.08	$0.32	$0.27	$1.06
Diluted	$0.08	$0.32	$0.26	$1.04

Basic weighted average number of common shares outstanding	33,859	35,093	34,066	35,628
Diluted weighted average number of common shares outstanding	34,547	36,026	34,976	36,599

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues by Geographic Region:
U.S. Operations	$66,039	$72,315	$221,967	$225,188
Canadian Operations	14,899	17,830	50,516	54,842
European Operations	28,899	31,635	99,079	95,489
Asia Pacific Operations	10,351	12,535	38,385	34,295
Corporate (non-product)	221	458	683	1,034
Total Revenues	$120,409	$134,773	$410,630	$410,848

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues by Product Group:
Electronic Brokerage	$59,418	$68,663	$214,920	$214,740
Research, Sales and Trading	26,316	30,470	89,208	90,026
Platforms	22,837	23,570	71,460	70,636
Analytics	11,617	11,612	34,359	34,413
Corporate (non-product)	221	458	683	1,033
Total Revenues	$120,409	$134,773	$410,630	$410,848

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$166,605	$275,210
Cash restricted or segregated under regulations and other	35,067	38,080
Deposits with clearing organizations	96,242	72,527
Securities owned, at fair value	7,941	12,073
Receivables from brokers, dealers and clearing organizations	1,131,187	644,614
Receivables from customers	64,095	107,935
Premises and equipment, net	52,991	60,306
Capitalized software, net	39,351	38,333
Goodwill	12,349	12,803
Intangibles, net	29,180	31,595
Income taxes receivable	923	105
Deferred taxes	33,976	37,209
Other assets	23,910	20,059
Total assets	$1,693,817	$1,350,849
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$161,252	$199,211
Short-term bank loans	65,013	78,360
Payables to brokers, dealers and clearing organizations	1,009,867	600,041
Payables to customers	50,279	11,132
Securities sold, not yet purchased, at fair value	4,851	8,253
Income taxes payable	7,729	19,772
Deferred taxes	—	703
Term debt	10,414	17,781
Total liabilities	1,309,405	935,253
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,300,885 and 52,229,962 shares issued at September 30, 2015 and December 31, 2014, respectively	523	522
Additional paid-in capital	238,379	240,135
Retained earnings	491,729	487,462
Common stock held in treasury, at cost; 18,718,888 and 18,000,756 shares at September 30, 2015 and December 31, 2014, respectively	(327,892)	(306,629)
Accumulated other comprehensive income (net of tax)	(18,327)	(5,894)
Total stockholders’ equity	384,412	415,596
Total liabilities and stockholders’ equity	$1,693,817	$1,350,849

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

(In thousands, except per share amounts)

In evaluating ITG’s financial performance, management reviews results from operations, which excludes non-operating items. Adjusted net income, and related per share amounts, adjusted expenses, adjusted pre-tax income, adjusted income tax expense, and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP performance measures that the Company believes are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Total revenues	$120,409	$410,630

Total expenses	117,219	394,049
Less:
SEC settlement and related costs (1)	(2,551)	(25,198)
Adjusted expenses	114,668	368,851

Income before income tax expense	3,190	16,581
Effect of adjustments	2,551	25,198
Adjusted pre-tax income	5,741	41,779

Income tax expense	480	7,348
Tax effect of adjustments (1)	1,080	2,157
Adjusted income tax expense	1,560	9,505

Net income	2,710	9,233
Net effect of adjustments	1,471	23,041
Adjusted net income	$4,181	$32,274

Diluted earnings per share	$0.08	$0.26
Net effect of adjustments	0.04	0.66
Adjusted diluted earnings per share	$0.12	$0.92

Notes:

(1)         In August 2015, the Company reached a final settlement with the SEC to pay an aggregate amount of $20.3 million. In the third quarter of 2015, the Company incurred $2.6 million in legal and related costs to finalize the settlement order. In the second quarter of 2015, the Company reserved $20.3 million for the settlement and incurred $2.3 million in legal and other related costs associated with this matter.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net Income (1)(2)	$2,710	$11,365	$9,233	$37,911
Impact of adjustments, after-tax	1,471	—	23,041	—
Adjusted net income	4,181	11,365	32,274	37,911

Deduct:
Investment income	(215)	(279)	(658)	(838)

Add Back:
Interest expense	429	566	1,402	1,796
Provision for income taxes	480	713	7,348	9,275
Tax effect of adjustments	1,080	—	2,157	—
Depreciation and Amortization	11,050	12,024	33,324	37,889
Adjusted earnings before interest, taxes, depreciation, and amortization	$17,005	$24,389	$75,847	$86,033

Notes:

(1)   Net income includes pre-tax charges for non-cash stock-based compensation of $2.7 million and $3.6 million for the three months ended September 30, 2015 and 2014, respectively.

(2)   Net income includes pre-tax charges for non-cash stock-based compensation of $12.2 million and $11.1 million for the nine months ended September 30, 2015 and 2014, respectively.

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